Entergy Integrated Solutions Inc.
Statement of Operations
Year-To-Date Ended March 31, 1997
(Unaudited)

Revenue                                                  $     9,416,608.00

Operating Expense                                              6,844,702.00
                                                         ------------------
Gross Margin                                                   2,571,906.00

Selling Expense                                                4,094,105.00
Marketing Expense                                                115,527.00
Administrative & General Expense                               4,038,542.00
Other Expense/Income                                           2,486,971.00
                                                         ------------------
Net Operating Profit (Loss) Before Taxes                      (8,163,239.00)

Income taxes                                                  (2,946,957.00)
                                                         ------------------
Net Profit (Loss)                                        $    (5,216,282.00)
                                                         ==================


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Entergy Integrated Solutions Inc.
Balance Sheet
March 31, 1997
(Unaudited)

ASSETS

Current assets:
   Cash and cash equivalents                             $    11,870,730.58
   Accounts receivable                                         2,806,201.68
   Other current assets                                          295,037.79
                                                         ------------------
      Total current assets                                    14,971,970.05
                                                         ------------------
Investments:
   HES service contracts, net                                  2,493,213.11
                                                         ------------------
      Total investments                                        2,493,213.11
                                                         ------------------

Fixed Assets:
   Furniture and equipment, net                               10,442,842.91
   Intangible assets, net                                        232,875.64
   Equipment inventory held for installation                  15,294,754.89
   Installations in process                                   10,341,457.90
   Installed equipment                                        62,093,189.25
                                                         ------------------
      Total fixed assets                                      98,405,120.59
                                                         ------------------

Deferred Debits:
   Miscellaneous deferred debits                               9,348,093.88
   SASI technology                                             1,100,000.00
   Deferred income taxes                                      12,046,500.85
   Other assets, net                                           2,213,037.15
                                                         ------------------
      Total deferred debits                                   24,707,631.88
                                                         ------------------

      TOTAL ASSETS                                       $   140,577,935.63
                                                         ==================

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Entergy Integrated Solutions Inc.
Balance Sheet
March 31, 1997
(Unaudited)

LIABILITIES AND CAPITAL

Current & accrued liabilities:
   Accounts payable                                      $       482,917.52
   Accrued liabilities                                         7,462,340.71
   Current portion of capital lease obligations                  107,298.23
                                                         ------------------
      Total current & accrued liabilities                      8,052,556.46
                                                         ------------------

Long-term liabilities:
   Capital lease obligations                                      51,564.21
   Other long-term liabilities                                 4,727,119.49
                                                         ------------------
      Total long-term liabilities                              4,778,683.70
                                                         ------------------

Deferred Credits:
   Service contract revenue                                   55,343,609.50
                                                         ------------------
      Total deferred credits                                  55,343,609.50
                                                         ------------------

Capital:
   Common stock, no par value, 50,000 shares authorized,
   13,500 shares issued and outstanding                       13,500,000.00
   Paid in capital                                           150,000,000.00
   Accumulated deficit                                       (91,096,914.03)
                                                         ------------------
      Total capital                                           72,403,085.97
                                                         ------------------

      Total liabilities and capital                      $   140,577,935.63
                                                         ==================